EXHIBIT 99.2

                        RISKS RELATED TO KELLWOOD COMPANY

     You should consider the following risk factors, in addition to the other information presented herein, in evaluating us, our business and an investment in our company. Any of the following risks, as well as other risks and uncertainties, could seriously harm our business and financial results and cause the value of any investment in our company to decline.

INTENSE COMPETITION IN THE APPAREL INDUSTRY COULD REDUCE OUR SALES AND OUR PROFITABILITY.

     As an apparel company, we face competition on many fronts including the following:

     o    establishing and maintaining favorable brand recognition;

     o    developing products that appeal to consumers;

     o    pricing products appropriately; and

     o    obtaining access to and sufficient floor space in retail outlets.

     Competition in the apparel industry is intense and is dominated by a number of very large brands, many of which have greater financial, technical and marketing resources, greater manufacturing capacity and more extensive and established customer relationships than we do. The competitive responses encountered from these larger, more established apparel companies may be more aggressive and comprehensive than we anticipate and we may not be able to compete effectively. The aggressive and competitive nature of the apparel industry may result in lower prices for our products and decreased gross profit margins, either of which may materially adversely affect our sales and profitability.

OUR BUSINESS WILL SUFFER IF WE FAIL TO CONTINUALLY ANTICIPATE FASHION TRENDS AND CUSTOMER TASTES.

     Customer tastes and fashion trends can change rapidly. We may not be able to anticipate, gauge or respond to these changes within a timely manner. If we misjudge the market for our products or product groups or if we fail to identify and respond appropriately to changing consumer demands and fashion trends, we may be faced with a significant amount of unsold finished goods inventory, which could materially adversely affect our expected operating results and decrease our sales, gross margins and profitability.

     The apparel industry has relatively long lead times for the design and production of products. Consequently, we must commit to production tooling, and in some cases to production in advance of orders based on forecasts of consumer demand. If we fail to forecast consumer demand accurately, we may under-produce or over-produce a product and encounter difficulty in filling customer orders or in liquidating excess inventory. Additionally, if we over-produce a product based on an aggressive forecast of consumer demand, retailers may not be able to sell the product and may return the unsold quantities and cancel future orders. These outcomes could have a material adverse effect on our sales and brand image and seriously affect our sales and profitability.


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OUR REVENUES AND PROFITS ARE SENSITIVE TO CONSUMER CONFIDENCE AND SPENDING
PATTERNS.

     The apparel industry has historically been subject to cyclical variations, recessions in the general economy or uncertainties regarding future economic prospects that affect consumer spending habits which could negatively impact our business overall and specifically our sales, gross margins and profitability. The success of our operations depends on consumer spending. Consumer spending is impacted by a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages and salaries), business conditions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our products are sold. Any significant deterioration in general economic conditions or increases in interest rates could reduce the level of consumer spending and inhibit consumers' use of credit. In addition, war, terrorist activity or the threat of war and terrorist activity may adversely affect consumer spending, and thereby have a material adverse effect on our financial condition and results of operations.

THE CONCENTRATION OF OUR CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS.

     Our twenty largest customers accounted for 75% of our sales in fiscal 2003, with our largest customer accounting for 10% of total fiscal 2003 sales. We do not have long-term contracts with any of our customers, and sales to customers generally occur on an order-by-order basis and are subject to certain rights of cancellations and rescheduling by the customer.

     A decision by any of our major customers, whether motivated by competitive conditions, financial difficulties or otherwise, to decrease significantly the amount of merchandise purchased from us, or to change their manner of doing business with us, could substantially reduce our revenues and materially adversely affect our profitability.

CONSOLIDATION AND CHANGE IN THE RETAIL INDUSTRY MAY ELIMINATE EXISTING OR POTENTIAL CUSTOMERS.

     A number of apparel retailers have experienced significant changes and difficulties over the past several years, including consolidation of ownership, increased centralization of buying decisions, restructurings, bankruptcies and liquidations. During past years, various apparel retailers, including some of our customers, have experienced financial problems that have increased the risk of extending credit to those retailers. Financial problems with respect to any of our customers could cause us to reduce or discontinue business with those customers or require us to assume more credit risk relating to those customer's receivables, either of which could have a material adverse effect on our business, results of operations and financial condition.

     There has been and continues to be merger, acquisition and consolidation activity in the retail trade industry. Future consolidation could reduce the number of our customers and potential customers. A smaller market for our products could have a material adverse impact on our business and results of operations. In addition, it is possible that the larger customers, which result from mergers or consolidations, could decide to perform some or all of the services that we currently provide. If that were to occur, it could cause our business to suffer.

     With the growing trend toward retail trade consolidation, we are increasingly dependent upon key retailers whose bargaining strength and share of our business is growing. Accordingly, we face greater pressure from these customers to provide more favorable trade terms. We could be negatively affected

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by changes in the policies or negotiating positions of our customers. Our inability to develop satisfactory programs and systems to satisfy these customers could adversely affect operating results in any reporting period.

LOSS OF KEY PERSONNEL COULD DISRUPT OUR OPERATIONS.

     Our continued success is dependent on our ability to attract, retain and motivate qualified management, administrative and sales personnel to support existing operations and future growth. Competition for qualified personnel in the apparel industry is intense and we compete for these individuals with other companies that have greater financial and other resources than we do. The loss of the services of any members of our senior management, or the inability to attract and retain other qualified personnel could have a material adverse effect on our business, results of operations and financial condition.

THE EXTENT OF OUR FOREIGN SOURCING AND MANUFACTURING MAY ADVERSELY AFFECT OUR BUSINESS.

     For fiscal 2003, approximately 90% of our products were manufactured outside the United States. As a result of the magnitude of our foreign sourcing and manufacturing, our business is subject to the following risks:

     o uncertainty through 2004 and 2005 caused by the elimination of quota, which may produce delays in imports and supplies during the fourth quarter of 2004 because, unlike prior years, there is no 2005 quota from which to borrow and there is no guarantee that the 2004 quota in every category will be available in sufficient supply to meet our needs; consequently, we will have to monitor and manage our sourcing of products and develop alternative sourcing plans, if necessary, to alleviate the impact of any anticipated quota shortages;

     o political and economic instability in countries, including heightened terrorism and other security concerns, which could subject imported or exported goods to additional or more frequent inspections, leading to delays in deliveries or impoundment of goods;

     o imposition of regulations and quotas relating to imports, including quotas imposed by bilateral textile agreements between the United States and foreign countries;

     o    imposition of duties, taxes and other charges on imports;

     o significant fluctuation of the value of the dollar against foreign currencies;

     o    restrictions on the transfer of funds to or from foreign countries;

     o political instability, military conflict, or terrorism involving the United States, or any of the many countries where our products are manufactured, which could cause a delay in transportation, or an increase in transportation costs of raw materials or finished product;

     o disease epidemics and health related concerns, such as SARS or the mad cow or hoof and mouth disease outbreaks in recent years, which could

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          result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas;

     o reduced manufacturing flexibility because of geographic distance between us and our foreign manufacturers, increasing the risk that we may have to mark down unsold inventory as a result of misjudging the market for a foreign-made product; and

     o violations by foreign contractors of labor and wage standards and resulting adverse publicity.

     If these risks limit or prevent us from selling or manufacturing products in any significant international market, prevent us from acquiring products from foreign suppliers, or significantly increase the cost of our products, our operations could be seriously disrupted until alternative suppliers are found or alternative markets are developed, which could negatively impact our business.

WE CANNOT PREDICT HOW THE ELIMINATION OF CHINESE IMPORT QUOTAS WILL IMPACT OUR BUSINESS.

     On December 31, 2004, the quotas on Chinese imports will be eliminated and the ability of countries to borrow quota from the following year to alleviate year-end shortages at the end of 2004 will not be available. The elimination of these quotas may produce delays in imports and supplies from China during the fourth quarter of 2004. In prior years, suppliers were able to borrow quota against their next year's allotment or buy quota from other suppliers. Because there is no 2005 quota from which to borrow, there is no guarantee that the 2004 quota in every category will be available in sufficient supply or price to meet our needs. In addition, we will have to monitor and manage our sourcing of products from China and develop alternative sourcing plans, if necessary, for the rest of 2004 to alleviate the impact of any anticipated quota shortages. Moreover, we cannot predict what safeguards, if any, will be enacted by the United States and other countries with respect to Chinese imports as a result of the elimination of these quotas and we cannot predict what impact, if any, these safeguards may have on our business.

THE SUCCESS OF OUR LICENSES DEPENDS ON THE VALUE OF THE LICENSED BRANDS.

     Many of our products are produced under license agreements with third parties. Similarly, we license some of our brand names to other companies. Our success depends on the value of the brands and trademarks that we license and sell. Brands that we license from third parties are integral to our business as is the implementation of our strategies for growing and expanding these brands and trademarks. We market some of our products under the names and brands of recognized designers. Our sales of these products could decline if any of those designer's images or reputations were to be negatively impacted. Additionally, we rely on continued good relationships with both our licensees and licensors, of certain trademarks and brand names. Adverse actions by any of these third parties could damage the brand equity associated with these trademarks and brands, which could have a material adverse effect on our business, results of operations and financial conditions.

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OUR PROFITABILITY AND EARNINGS COULD BE NEGATIVELY AFFECTED IF SALES OF CERTAIN
PRODUCTS ARE NOT SUFFICIENT TO OFFSET THE MINIMUM ROYALTY PAYMENTS WE MUST PAY WITH RESPECT TO THESE PRODUCTS.

     Many of the license agreements we have entered require significant minimum royalty payments. Our ability to generate sufficient sales and profitability to cover these minimum royalty requirements is not guaranteed and if sales of such products are not sufficient to generate these minimum payments, it could have a material adverse effect on our business, results of operations and financial conditions.

OUR COMPETITIVE POSITION COULD SUFFER, IF OUR INTELLECTUAL PROPERTY RIGHTS ARE NOT PROTECTED.

     We believe that our trademarks, patents, technologies and designs are of great value. From time to time, third parties have challenged, and may in the future try to challenge, our ownership of our intellectual property. We are susceptible to others imitating our products and infringing our intellectual property rights. Our licensing agreements with more recognized designers may cause us to be more susceptible to infringement of our intellectual property rights, as some of our brands enjoy significant worldwide consumer recognition and generally higher pricing thus creating additional incentive for counterfeiters and infringers. Imitation or counterfeiting of our products or infringement of our intellectual property rights could diminish the value of our brands or otherwise adversely affect our revenues. We cannot assure you that the actions we have taken to establish and protect our trademarks and other intellectual property rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to invalidate our trademarks or block sales of our products as a violation of the trademarks and intellectual property rights of others. In addition, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other intellectual property rights of ours or in marks that are similar to ours or marks that we license and/or market or that we will be able to successfully resolve these conflicts to our satisfaction. We may need to resort to litigation to enforce our intellectual property rights, could result in substantial costs and diversion of resources. Our failure to protect our intellectual property rights, which could negatively impact our business and our competitive position.

FLUCTUATIONS IN THE PRICE, AVAILABILITY AND QUALITY OF RAW MATERIALS COULD CAUSE DELAYS AND INCREASE COSTS.

     Fluctuations in the price, availability and quality of the fabrics or other raw materials used in our manufactured apparel could have a material adverse effect on our cost of sales or our ability to meet customer demands. We mainly use cotton twill, wool, denim and synthetic and blended fabrics. The prices for these fabrics depend largely on the market prices for the raw materials used to produce them, particularly cotton. The price and availability of the raw materials and, in turn, the fabrics used in our apparel may fluctuate significantly, depending on many factors, including crop yields, weather patterns and changes in oil prices. We may not be able to pass all or a portion of the higher raw materials prices and related transportation costs on to our customers.


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OUR RELIANCE ON INDEPENDENT MANUFACTURERS COULD CAUSE DELAYS AND DAMAGE CUSTOMER
RELATIONSHIPS.

     We use independent manufacturers to assemble or produce a substantial portion of our products. We are dependent on the ability of these independent manufacturers to adequately finance the assembly or production of goods ordered and maintain sufficient manufacturing capacity. The use of independent manufacturers to assemble or produce finished goods and the resulting lack of direct control could subject us to difficulty in obtaining timely delivery of products of acceptable quality. We generally do not have long-term contracts with any independent manufacturers. Alternative manufacturers, if available, may not be able to provide us with products or services of a comparable quality, at an acceptable price or on a timely basis. There can be no assurance that there will not be a disruption in the supply of our products from independent manufacturers or, in the event of a disruption, that we would be able to substitute suitable alternative manufacturers in a timely manner. The failure of any independent manufacturer to perform or the loss of any independent manufacturer could have a material adverse effect on our business, results of operations and financial condition.

     Additionally, we require our manufacturers to operate in compliance with applicable laws, rules and regulations regarding working conditions, employment practices and environmental compliance. We also sometimes impose upon our business partners operating guidelines that require additional obligations in those areas in order to promote ethical business practices, and our staff periodically visits and monitors the operations of our independent manufacturers to determine compliance. However, we do not control our independent manufacturers or their labor and other business practices. If one of our manufacturers violates labor or other laws or implements labor or other business practices that are generally regarded as unethical in the United States, the shipment of finished products to us could be interrupted, orders could be cancelled, relationships could be terminated and our reputation could be damaged. Any of these events could have a material adverse effect on our revenues and, consequently, our results of operations.

ACQUISITIONS ACCOUNT FOR A SIGNIFICANT PORTION OF OUR SALES GROWTH AND WE MAY NOT FIND SUITABLE ACQUISITION CANDIDATES IN THE FUTURE.

     Acquisitions have accounted for a significant portion of our sales growth in the recent past, and we expect to continue to generate a significant portion of our sales growth through acquisitions in the future. Our sales growth may be adversely affected if we are unable to find suitable acquisition candidates at reasonable prices, we are not successful in integrating any acquired businesses in a timely manner, or such acquisitions do not achieve anticipated results. In addition, future acquisitions could use substantial portions of our available cash for all or a portion of the purchase price. We could also issue additional securities as consideration for these acquisitions, which could cause our stockholders to suffer significant dilution. See "-Future acquisitions may create transitional challenges."

ACQUISITIONS MAY CREATE TRANSITIONAL CHALLENGES.

     Our business strategy includes growth through strategic acquisitions. That strategy depends on the availability of suitable acquisition candidates at



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reasonable prices and our ability to quickly resolve challenges associated with integrating these acquired businesses into our existing business. These challenges include:

     o integration of product lines, sales forces and manufacturing facilities;

     o decisions regarding divestitures, inventory write-offs and other charges;

     o employee turnover, including key management and creative personnel of the acquired businesses;

     o    disruption in product cycles;

     o    loss of sales momentum;

     o maintenance of acceptable standards, controls, procedures and policies;

     o potential disruption of our ongoing business and distraction of management;

     o impairment of relationships with employees and customers, as a result of integrating new personnel;

     o inability to maintain relationships with customers of the acquired business;

     o    failure to achieve the expected benefits of the acquisition;

     o    expenses of the acquisition; and

     o potential unknown liabilities and unanticipated expenses associated with the acquired businesses.

WE MAY NOT BE SUCCESSFUL IN ACHIEVING THE COST REDUCTIONS CONTEMPLATED BY OUR RECENT OR FUTURE RESTRUCTURING ACTIVITIES.

     In fiscal 2002, we implemented realignment actions, including the closing of warehousing and production facilities and discontinuance of a license agreement. These actions impacted fiscal 2002 earnings by $15.0 million before tax ($9.7 million after tax, or $0.39 per diluted share) including $2.9 million recorded in cost of products sold and $12.1 million recorded as a provision for business and facilities realignment. In addition, we have recently completed the consolidation of our distribution centers and other support operations to service multiple marketing units. However, there can be no assurance that the cost reductions contemplated by such actions will be achieved within the expected time frame, or at all. Any delays or failure in delivering products to our customers due to the consolidation of our distribution infrastructure may result in order cancellations or termination of supply relationships, all of which could adversely impact our competitive position and would offset any cost savings we might have achieved. For instance, our existing intimate apparel business has been underperforming as a result of sourcing and logistical execution difficulties in connection with our recent consolidation efforts. While we have taken actions which we believe will address these issues, there can be no assurance if or when such actions will be successful.

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SOME PROVISIONS IN OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY DETER THIRD
PARTIES FROM ACQUIRING THE COMPANY AND COULD DEPRIVE YOU OF THE OPPORTUNITY TO OBTAIN A TAKEOVER PREMIUM FOR YOUR SHARES OF COMMON STOCK.

     Our Certificate of Incorporation and Bylaws contain provisions that may make the acquisition of our company more difficult without the approval of our board of directors, including the following:

     o Our board of directors is classified into two classes, each of which serves for a staggered two-year term;

     o Only our board of directors, the chairman of our board of directors or our president may call special meetings of our stockholders;

     o Our stockholders may take action only at a meeting of stockholders and not by written consent;

o We have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approvals;

     o Our stockholders have only limited rights to amend our Charter and Bylaws;

     o    Restrictions on certain business operations;

     o    We require advance notice requirements for stockholder proposals; and

     o We have adopted a Preferred Stock Purchase Rights Plan, or "poison pill" which discourages investors from buying over 15% of our common stock.

     These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contest and make it more difficult for stockholders to elect directors and cause us to take other corporate actions.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW MAY DELAY, DEFER OR PREVENT A CHANGE IN CONTROL THAT OUR STOCKHOLDERS MIGHT CONSIDER TO BE IN THEIR BEST INTERESTS.

     We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits "business combinations" between a publicly-held Delaware corporation and an "interested stockholder" which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation's voting stock during the three-year period following the date that such stockholder became an interested stockholder. Section 203 could have the effect of delaying, deferring or preventing a change in control of our company that our stockholders might consider to be in their best interests.